Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of WisdomTree Trust

In planning and performing our audits of the financial statements of WisdomTree Trust (comprising, respectively, WisdomTree DEFA Fund, WisdomTree DEFA Equity Income Fund, WisdomTree Global Equity Income Fund, WisdomTree Europe SmallCap Dividend Fund, WisdomTree Japan Hedged Equity Fund, WisdomTree Global ex-U.S. Growth Fund, WisdomTree Japan SmallCap Dividend Fund, WisdomTree Asia Pacific ex-Japan Fund, WisdomTree Australia Dividend Fund, Wisdom Tree International LargeCap Dividend Fund, WisdomTree International Dividend ex-Financials Fund, WisdomTree International MidCap Dividend Fund, WisdomTree International SmallCap Dividend Fund, WisdomTree Emerging Markets Equity Income Fund, WisdomTree Emerging Markets SmallCap Dividend Fund, WisdomTree Middle
East Dividend Fund, WisdomTree Europe Hedged Equity Fund, WisdomTree Commodity Country Equity Fund, WisdomTree Global Natural Resources Fund, WisdomTree Global ex-U.S. Utilities Fund, WisdomTree Global ex-U.S. Real Estate Fund and WisdomTree China Dividend ex-Financials Fund) (the Trust) as of and for the year ended March 28, 2013, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.
A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of March 28, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of WisdomTree Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




Ernst & Young LLP

May 28, 2013








Report of Independent Registered Public Accounting Firm

To the Shareholders and
Board of Trustees of WisdomTree Trust

In planning and performing our audits of the financial statements of WisdomTree Trust (comprising, respectively, WisdomTree Total Dividend Fund, WisdomTree Equity Income Fund, WisdomTree LargeCap Dividend Fund, WisdomTree Dividend ex-Financials Fund, WisdomTree MidCap Dividend Fund, WisdomTree SmallCap Dividend Fund, WisdomTree Total Earnings Fund, WisdomTree Earnings 500 Fund, WisdomTree MidCap Earnings Fund, WisdomTree SmallCap Earnings Fund, WisdomTree LargeCap Value Fund and WisdomTree India Earnings Fund) (the Trust) as of and for the year ended March 31, 2013, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Trusts internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trusts internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trusts internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Trusts internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of March 31, 2013.

This report is intended solely for the information and use of management and the Board of Trustees of WisdomTree Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.






Ernst & Young LLP

May 28, 2013